                                                                    Exhibit 99.1

[GLOBAL POWER LOGO]


                        Global Power Equipment Group Inc.
                       Reports Second Quarter EPS of $0.32
          Company Reduces Debt by Nearly $43 Million During the Period

TULSA, Oklahoma, July 29, 2002 - Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today reported financial results for the second quarter ended June 29, 2002.

Global Power Equipment Group reported earnings of $14.6 million, or $0.32 per diluted share, on revenues of $163 million for the second quarter of fiscal 2002. This compares to pro forma net earnings of $10.9 million, or $0.23 per diluted share, on revenues of $171 million for the second quarter of fiscal 2001.

For the six months ended June 29, 2002, the Company reported net earnings of $29.9 million, or $0.65 per diluted share, on revenues of $366 million. This compares to pro forma net earnings for the same period last year of $19.8 million, or $0.42 per diluted share, on revenues of $328 million.

The company's gross profit margin for the most recent period was 22.0 percent compared to the year ago margin of 18.1 percent. For the first six months of 2002, the Company's gross margin was 19.8 percent compared to 17.5 percent in the same period of 2001.

The company generated EBITDA (earnings before interest, taxes, depreciation and amortization) of $26.0 million for the second quarter, up 21 percent over adjusted EBITDA of $21.5 million for the same period in 2001.

From the end of March, the company reduced debt from $117.6 million to $74.9 million or by nearly $42.7 million.

"Our strong manufacturing performance continued to yield impressive financial results during the most recent quarter and allowed us to sharply reduce our debt," stated Larry Edwards, Global Power Equipment Group's president and chief executive officer. "We continue to see increased activity in several markets outside of the United States, particularly in Europe and Asia. However, that activity has yet to reach a level sufficient to offset the reduced level of activity we are experiencing inside the United States. Cancellations of projects from our firm backlog have been minimal and a limited number of customers have pushed project development schedules into 2003. Announced deferrals of new power projects in the United

                                               Global Power Equipment Group Inc.
                                           Second Quarter 2002 Earnings - Page 2

States have adversely impacted our new order bookings. Because of these developments, we have tempered our expectations for the second half of this year."

At the end of the second quarter, the Company's firm backlog totaled $423 million compared to $487 million at the end of March 2002 and $682 million at the end of June 2001. Approximately 25 percent of the Company's bookings into firm backlog during the first six months have originated from projects outside the United States compared to approximately 8 percent during the same period last year.

Earnings Estimate

Based upon information management currently has evaluated, in conjunction with this release, management estimates 2002 earnings of between $0.94 to $0.98 per diluted share on sales of between $575 and $600 million. The Company further anticipates that free cash flow from operations during the second half of the current fiscal year will permit a further reduction in debt down to between $55 million and $60 million by year-end.

The company establishes initial guidance for fiscal year 2003 of between $0.70 and $0.80 per diluted share on sales of between $470 and $525 million.

About Global Power

Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a global designer, engineer and fabricator of equipment for gas turbine power plants. The company markets its products under the Deltak, Braden, and Consolidated Fabricators brands and also offers value-added services including engineering, retrofit and upgrade, and maintenance and repair. Global Power Equipment Group's equipment is installed in power plants in more than 30 countries on six continents, giving it what it believes to be one of the largest installed bases of equipment for gas turbine power plants. Global Power Equipment Group maintains a web site at www.globalpower.com.
                                        -------------------

Statements contained in this release regarding the Company's or management's intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under "Risk Factors" in the Company's Form 10-K for the period ending December 29, 2001, and other reports on file with the U.S. Securities and Exchange Commission.

Company Contact:
----------------

Bob Zwerneman
Director of Investor Relations
(918) 274-2398

                           [GLOBAL POWER LETTERHEAD]

                                               Global Power Equipment Group Inc.
                                           Second Quarter 2002 Earnings - Page 3


                        GLOBAL POWER EQUIPMENT GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    (in thousands, except per share amounts)

                                                 Three Months Ended                 Six Months Ended
                                                ----------------------          -------------------------
                                                June 29,      June 30,          June 29,        June 30,
                                                  2002          2001              2002            2001
                                                --------      --------          --------         --------

Revenues                                        $162,916      $171,435          $366,443         $327,605
Cost of sales                                    127,026       140,428           293,825          270,184
                                                --------      --------          --------         --------
 Gross profit                                     35,890        31,007            72,618           57,421
Selling and administrative expenses               10,778        10,390            21,189           18,923
Amortization expense                                  43           450                87              847
                                                --------      --------          --------         --------
 Operating income                                 25,069        20,167            51,342           37,651
Interest expense, net                              1,105         5,991             2,388           12,383
                                                --------      --------          --------         --------
 Income before income taxes and
  extraordinary loss                              23,964        14,176            48,954           25,268
Income tax provision                               9,346         3,124            19,092            4,055
Income tax benefit from tax status change              -       (88,000)                -          (88,000)
                                                --------      --------          --------         --------
 Income before extraordinary loss                 14,618        99,052            29,862          109,213
Extraordinary loss on debt
 extinguishment, net of tax                            -        18,060                 -           18,060
                                                --------      --------          --------         --------
 Net income                                       14,618        80,992            29,862           91,153
Preferred dividend                                     -          (907)                -           (2,947)
                                                --------      --------          --------         --------
 Net income available to common stockholders    $ 14,618      $ 80,085          $ 29,862         $ 88,206
                                                ========      ========          ========         ========

Basic income per common share

 Weighted average shares outstanding              43,953        37,480            43,953           34,503
 Income before extraordinary loss               $   0.33      $   2.62          $   0.68         $   3.08
 Extraordinary loss                                    -         (0.48)                -            (0.52)
                                                --------      --------          --------         --------
  Net income available to common
   stockholders                                 $   0.33      $   2.14          $   0.68         $   2.56
                                                ========      ========          ========         ========
Diluted income per common share

 Diluted shares outstanding                       45,639        39,220            45,642           36,219

 Income before extraordinary loss               $   0.32      $   2.50          $   0.65         $   2.93
 Extraordinary loss                                    -         (0.46)                -            (0.50)
                                                --------      --------          --------         --------

  Net income available to common stockholders   $   0.32      $   2.04          $   0.65         $   2.43
                                                ========      ========          ========         ========

                                               Global Power Equipment Group Inc.
                                           Second Quarter 2002 Earnings - Page 4


                        GLOBAL POWER EQUIPMENT GROUP INC.
                         EARNINGS AND EBITDA INFORMATION
                         2002 ACTUAL AND 2001 PRO FORMA

                    (in thousands, except per share amounts)


                                                      Three Months Ended                       Six Months Ended
                                                 ----------------------------          -------------------------------
                                                    June 29,      June 30,                June 29,        June 30,
                                                     2002           2001                    2002            2001
                                                 ------------  --------------          --------------   --------------
Net income available to common stockholders      $   14,618     $    80,085             $    29,862     $     88,206
 Add (Less):
  Preferred dividend                                      -             907                       -            2,947
  Extraordinary loss on debt extinguishment,
   net of tax                                             -          18,060                       -           18,060
  Income tax benefit from tax status change               -         (88,000)                      -          (88,000)
  Reduced tax provision due to non-taxable
   status prior to IPO                                    -          (3,822)                      -           (8,607)
  Pro forma effect of debt restructuring                  -           2,886                       -            6,394
  IPO related compensation charge and other               -             804                       -              804
                                                 ------------  ---------------          --------------  --------------
Pro forma net income available to common
 stockholders                                    $   14,618     $    10,920             $    29,862      $    19,804
                                                 ============  ===============          ==============  ==============

Pro forma basic income per common share

  Weighted average shares outstanding                43,953          46,874                  43,953           46,874

    Net income available to common stockholders  $     0.33     $      0.23             $      0.68      $      0.42
                                                 ============  ===============          ==============  ==============

Pro forma diluted income per common share

  Diluted shares outstanding                         45,639          46,874                  45,642           46,874

    Net income available to common stockholders  $     0.32     $      0.23              $     0.65      $      0.42
                                                 ============  ===============          ==============  ==============

EBITDA                                           $   25,982     $     3,425              $   53,145      $    22,011
 Add:
  Extraordinary loss on debt extinguishment, net
   of tax                                                 -          18,060                       -           18,060
                                                 ------------  ---------------          --------------  --------------
Adjusted EBITDA                                  $   25,982     $    21,485              $   53,145      $    40,071
                                                 ============  ===============          ==============  ==============

                                               Global Power Equipment Group Inc.
                                           Second Quarter 2002 Earnings - Page 5


                       GLOBAL POWER EQUIPMENT GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                                           June 29,      December 29,
                                                                             2002           2001
                                                                           --------      -----------
ASSETS
Current assets:
      Cash and cash equivalents                                            $ 18,383       $  2,435
      Accounts receivable, net of allowance of $1,667 and $2,385             87,844        123,182
      Inventories                                                             7,003          5,973
      Costs and estimated earnings in excess of billings                    113,922        131,355
      Deferred tax assets                                                    23,130         19,068
      Other current assets                                                    1,105          1,920
                                                                           --------       --------
                             Total current assets                           251,387        283,933
Property, plant and equipment, net                                           27,309         27,810
Deferred tax assets                                                          68,895         71,454
Goodwill, net                                                                42,256         42,256
Other assets                                                                  5,378          5,178
                                                                           --------       --------
                             Total assets                                  $395,225       $430,631
                                                                           ========       ========

LIABILITIES AND EQUITY
Current liabilities:
      Current maturities of long-term debt                                 $  8,377       $ 15,505
      Accounts payable                                                       35,826         56,005
      Accrued compensation and employee benefits                              8,099         11,838
      Accrued warranty                                                       18,722         16,489
      Billings in excess of costs and estimated earnings                    136,403        145,522
      Other current liabilities                                              13,299         17,968
                                                                           --------       --------
                             Total current liabilities                      220,726        263,327
Long-term debt, net of current maturities                                    66,545         90,124
Commitments and contingencies
Stockholders' equity
      Common stock                                                              440            440
      Paid-in capital deficit                                               (28,329)       (28,329)
      Accumulated comprehensive income (loss)                                   832            (80)
      Retained earnings                                                     135,011        105,149
                                                                           --------       --------
                             Total stockholders' equity                     107,954         77,180
                                                                           --------       --------
Total liabilities and equity                                               $395,225       $430,631
                                                                           ========       ========